                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                              ------------------
                          Bryn Mawr Bank Corporation
                          --------------------------
            (Exact name of registrant as specified in its charter)

        Pennsylvania                                   23-243056
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)

                             801 Lancaster Avenue
                          Bryn Mawr, PA   19010-3396
              (Address of principal executive offices) (Zip Code)

                          Bryn Mawr Bank Corporation
                   Non-Employee Directors Stock Option Plan
                             (Full title of Plan)
                              ------------------
                             Samuel C. Wasson, Jr.
                                   Secretary
                          Bryn Mawr Bank Corporation
                             801 Lancaster Avenue
                          Bryn Mawr, PA   19010-3396
                    (Name and address of agent for service)
                                (610) 525-1700
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


                             PROPOSED  PROPOSED
                             MAXIMUM   MAXIMUM
TITLE OF         AMOUNT      OFFERING  AGGREGATE   AMOUNT OF
SECURITIES TO    TO BE        PRICE    OFFERING    REGISTRATION
BE REGISTERED    REGISTERED  PER UNIT    PRICE     FEE

------------------------------------------------------------------

Common Stock     20,000      $39.00/1/  $780,000   $268.97/2/

par value        $1.00

__________________________________________________________________

______________________
     /1/ An annual option to purchase Five Hundred (500) shares of Corporation stock for four (4) years or an aggregate of Two Thousand (2,000) shares was granted to each of the Corporation's non-employee directors at the fair market value of the stock on the third business day following the Corporation's annual meeting which will be the last sale price for a share of the Corporation's common stock.

     /2/ Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(h) of the Securities Exchange Act of 1933 on the basis of the price at which the options may be exercised.

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                                    PART I
                                    ------

Item 1.  Plan Information
-------------------------

     A Prospectus setting forth the information required by Part I of Form S-8 will be sent or given to Plan participants as specified by Rule 428(b)(1).

Item 2.  Registrant Information and Employee Plan Annual Information
--------------------------------------------------------------------

     The documents incorporated by reference in Item 3 of Part II of this Form S-8 are incorporated by reference in the Section 10(a) prospectus relating to this registration statement. The foregoing document and all other documents required to be delivered to employees pursuant to Rule 428(b) are available without charge, upon written or oral request to Samuel C. Wasson, Jr., Corporate Secretary, Bryn Mawr Bank Corporation, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396; telephone number: (610) 525-1700.

                                    PART II
                                    -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
------------------------------------------------

     The following documents filed by the registrant with the Securities and Exchange Commission are incorporated by reference by the registrant and the Plan in this registration statement:

     (a) The registrant's annual report on Form 10-K for the year ended December 31, 1994;

     (b) Description of the registrant's common stock contained in a registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities
----------------------------------

     Not Applicable

Item 5.  Interests of Named Experts and Counsel
-----------------------------------------------

     Legal matters in connection with issuance of the registrant's common stock under the Plan has been passed upon by Monteverde & Hemphill, a professional corporation.

Item 6.  Indemnification of Directors and Officers
--------------------------------------------------

     The Pennsylvania Business Corporation Law of 1988 (the "1988 BCL") permits, and Article VIII of the registrant's By-Laws provides for, indemnification of any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (including an action by or in the right of the registrant) whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the registrant or serving at the request of the registrant in certain other capacities, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     The registrant maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the registrant for indemnification payments made to its directors and officers for certain liabilities.

Item 7.  Exemption from Registration Claimed
--------------------------------------------

     Not Applicable

Item 8.  Exhibits
-----------------


     Exhibit Number      Description
     --------------      -----------


          4 Bryn Mawr Bank Corporation Non-Employee Directors Stock Option Plan filed as an Exhibit to the registrant's 1995 Proxy Statement is incorporated herein by reference.


          5         Opinion and Consent of Monteverde & Hemphill


          23        Consent of Independent Auditors


Item 9.  Undertakings
---------------------

     (a)  The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

                                  SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bryn Mawr, Pennsylvania, on the 17th day of August, 1995.

                                        BRYN MAWR BANK CORPORATION

Date:  August 17, 1995                  BY:_________________________
                                              Joseph W. Rebl
                                        (Principal Accounting Officer)



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                     Title                       Date
---------                     -----                       ----

______________________   President, Chief Executive       August 17, 1995
Robert L. Stevens        Officer and Director


______________________   Senior Vice President and        August 17, 1995
Joseph W. Rebl           Treasurer (Principal Accounting
                         Officer)


______________________   Director                         August 17, 1995
Darrell J. Bell


______________________   Director                         August 17, 1995
Richard B. Cuff

______________________   Director                         August 17, 1995
Warren W. Deakins


______________________   Director                         August 17, 1995
Eleanor Carson Donato


______________________   Director                         August 17, 1995
Peter H. Havens


______________________   Director                         August 17, 1995
Sherman R. Reed, 3rd


______________________   Director                         August 17, 1995
Phyllis M. Shea


______________________   Director                         August 17, 1995
B. Loyall Taylor, Jr.


______________________   Director                         August 17, 1995
Samuel C. Wasson, Jr.


______________________   Director                         August 17, 1995
Thomas A. Williams

                               INDEX TO EXHIBITS


                                                  Page No. in
                                                  Sequentially
                                                    Numbered
                                                  Registration
Exhibit No.        Exhibits                         Statement
-----------        --------                       -------------


Exhibit 5     Opinion of Monteverde & Hemphill
              regarding legality of securities
              being registered


Exhibit 23    Consent of Independent Auditors
              The Consent of Monteverde & Hemphill,
              included as part of Exhibit 5